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                                                                    Exhibit 21.1



                      SUBSIDIARIES OF STONEPATH GROUP, INC.


Name of Subsidiary                                   State of Incorporation

Net Value, Inc.                                      Delaware

Stonepath Operations, Inc.                           Delaware

Stonepath Logistics Domestic
   Services, Inc.                                    Delaware

Stonepath Logistics International
   Services, Inc.                                    Delaware

M.G.R., Inc.                                         Minneapolis

Distribution Services, Inc.                          Minneapolis

Contract Air, Inc.                                   Minneapolis